EXHIBIT 99.1

COLUMBIA
LABORATORIES, INC

354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039

TEL: (973) 994-3999
FAX: (973) 994-3001

NEWS

Contact:	David Weinberg	Melody Carey
	Chief Financial Officer	Rx Communications Group, LLC
	(973) 486-8833	(917) 322-2571

COLUMBIA LABORATORIES REPORTS
THIRD QUARTER 2006 FINANCIAL RESULTS

Columbia plans to announce Results of Phase III Study of PROCHIEVE 8% for the Prevention of Recurrent Preterm Birth in mid-February 2007

LIVINGSTON, NJ— November 9, 2006—Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced results for the third quarter ended September 30, 2006. Key quarterly results and recent events include:

•	Net revenues of $4.9 million compared to $6.5 in the third quarter of 2005;

•	Operating expenses of $5.0 million compared to $4.8 million in the third quarter of 2005;

•	Loss from operations of $2.3 million compared to a loss from operations of $650,000 in the third quarter of 2005;

•	Net loss of $2.6 million, or $0.05 per basic and diluted share, compared to a net loss of $1.3 million, or $0.03 per basic and diluted share, in the third quarter of 2005;

•	Completed enrollment in the pivotal Phase III study of PROCHIEVE® 8% (progesterone gel) for the prevention of recurrent preterm birth;

•	Initiated a multi-dosing pharmacokinetic study of a vaginally-administered lidocaine candidate to prevent and treat dysmenorrhea.

Robert S. Mills, Columbia’s president and chief executive officer, stated, “We made strong advances for both of our near-term women’s health drug candidates in the third quarter. We completed enrollment in our Phase III clinical study of PROCHIEVE 8% natural progesterone gel for the prevention of recurrent preterm birth, a major milestone for Columbia. With enrollment complete, the treatment phase of this important clinical trial nearly completed and execution of our data verification program well underway, we now plan to report efficacy and preliminary safety data from the PROCHIEVE preterm study in mid-February 2007, six weeks earlier than previously anticipated. If results are positive, we plan to submit the NDA filing for approval of a new label indication with the FDA in mid-2007. Our goal is to provide a safe, natural progesterone product that can be easily self-administered by mothers who are at risk for preterm birth.

“We also advanced the clinical development of our second near-term candidate, vaginally-administered lidocaine to prevent and treat dysmenorrhea, with the initiation of the first of two planned clinical studies earlier this week. We are excited about the PROCHIEVE and lidocaine programs, which both address large markets with significant unmet medical need and have the potential to build significant shareholder value.

“While third quarter 2006 revenues were lower overall from third quarter 2005, our revenues from promoted products increased 12% driven by increased prescriptions from our PROCHIEVE product line. Revenues from partnered products were lower as a result of two factors. Serono typically orders two CRINONE® batches for the US each year. The second batch for 2006 was ordered for delivery in the fourth quarter, whereas in 2005 the second US CRINONE batch was ordered for delivery in the third quarter. Each order approximates $1.5 million in revenues. The higher revenues in the 2005 third quarter also included RepHresh® orders from our marketing partner to support its US launch of that product. During 2006 our marketing partner worked down the 2005 RepHresh inventory, and we expect increased RepHresh orders beginning in 2007,” concluded Mills.

The PROCHIEVE preterm study is Columbia’s pivotal Phase III clinical study of PROCHIEVE 8% (progesterone gel) to prevent recurrent preterm birth. This 669-patient randomized, double-blind, placebo-controlled clinical trial is the largest preterm prevention study ever conducted. The ultimate goal of this program is to expand the PROCHIEVE 8% label beyond infertility and secondary amenorrhea, for which it is currently FDA-approved and commercially available, to include the prevention of recurrent preterm birth.

In October the U.S. Food and Drug Administration (“FDA”) issued an approvable letter to Adeza Biomedical for their candidate for prevention of recurrent preterm birth, the synthetic progestogen 17-alpha-hydroxyprogesterone caproate (trademarked “Gestiva”). Final FDA action is subject to the completion of an additional animal study and certain other conditions. This result was in keeping with the FDA’s stated policy that a single clinical study can be sufficient for approval if the study shows a meaningful reduction in mortality or irreversible morbidity, or prevents a medical condition with a potentially serious outcome, and confirmation of the result in a second trial would be logistically impossible or ethically unacceptable. The FDA’s adherence to this policy is highly favorable for Columbia, because the Company plans to file PROCHIEVE 8% for recurrent preterm birth based on results from the PROCHIEVE preterm study.

In August, the FDA’s Reproductive Drug Advisory Committee voted 20 to 1 that a reduction in the incidence of preterm birth at 32 weeks gestation is an adequate surrogate for reduced infant mortality and morbidity. This also bodes well for Columbia, because the reduction of preterm birth at 32 weeks is the primary endpoint of its Phase III PROCHIEVE preterm study.

Financial Overview
Net revenues for the third quarter of 2006 were $4.9 million, compared to $6.5 million in the third quarter of 2005.

Net revenues from promoted products were $2.6 million in the third quarter of 2006 as compared with $2.3 million in the third quarter of 2005, driven by an increase in the sales of the PROCHIEVE line of products offset by a decrease in STRIANT® (testosterone buccal tablet) sales. Net revenues from partnered products were $2.3 million in the third quarter of 2006 as compared with $4.2 million in the third quarter of 2005. This decrease was primarily a result of the timing of a US CRINONE batch order (ordered for the fourth quarter in 2006 versus the third quarter in 2005) and a reduction in orders of RepHresh by our marketing partner.

Gross profit as a percentage of net sales was 56% in the third quarter of 2005, versus 63% in the third quarter of 2005. The decrease in gross profit percentage from the 2005 to 2006 quarter was the result of a change in product mix and a higher effective rate on royalties paid to Serono in the 2006 period.

Selling and distribution expenses were $1.6 million in the third quarter of 2006, a 5% decrease from $1.7 million in the third quarter of 2005, reflecting lower sales force and salary costs offset by a slight increase in product marketing expenses.

General and administration costs increased 5% to $1.7 million in the third quarter of 2006 from $1.6 million a year ago due to the 2006 expense for stock-based compensation and an increase in insurance premiums, and offset partially by reductions in salaries and professional fees.

Research and development costs increased 17% to $1.7 million in the third quarter of 2006 from $1.5 million in third quarter of 2005. The increase is primarily related to higher costs associated with the ongoing Phase III clinical study of PROCHIEVE 8% to prevent recurrent preterm birth.

As a result, for the third quarter of 2006 the Company reported a net loss of $2.6 million, or $0.05 per basic and diluted share, as compared to a net loss of $1.3 million, or $0.03 per basic and diluted share, in the third quarter of 2005.

As of September 30, 2006, Columbia had cash and cash equivalents of $20.1 million.

Voluntary Review of Stock Option Grants
The Company is reviewing its stock option granting practices from October 1996 to the present. The review was initiated independently in light of the recent heightened scrutiny regarding this topic. The review has not revealed any pattern or practice of inappropriately identifying grant dates with hindsight in order to provide “discounted” or “in-the-money” options. However, the review has identified certain instances during fiscal years 1996-2001 where the granting of options was not consistent with the terms of the Company’s 1996 Long-term Performance Plan (the “Plan”). The Plan provides for the exercise price of options to be the average of the high and low reported sales prices of the Company’s common stock on the date of grant. During this period, however, options were generally priced at the closing price on either the date of grant or the day before the date of grant. The review also identified that, during this period, the Compensation Committee approved certain grants of stock options by means of unanimous written consents that were finalized and signed after the date identified as the grant date of the options. In certain of these cases, the measurement date for accounting for the options is subject to uncertainties that are still under review.

As more fully described in the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2006, the Company currently estimates that, in the aggregate, option-related issues may have resulted in an understatement of compensation expense in the range of $1.2 million to $3.1 million, the vast majority of which stems from options granted in 1997 and 1998, with related compensation expense to be recorded from 1997 to 1999.

Mr. Mills commented, “We believe our voluntary review of stock-based compensation will be complete by the end of December 2006. We expect to record the cumulative effect of these prior year errors as an adjustment to the opening accumulated deficit balance and opening capital in excess of par value balance. We estimate this adjustment will be in the range of $1.2 to $3.1 million, which does not materially change the previously reported balances. This non-cash event should have no impact on stockholder’s equity and no impact on the Company’s 2006 financial results.”

Quarterly Conference Call
As previously announced, Columbia Laboratories will hold a conference call on November 9, 2006 at 11:00 AM ET to review financial results of the third quarter ended September 30, 2006.

Access information

Date:	November 9, 2006
Time:	11:00 AM ET
U.S./Canada dial-in number:	(800) 753-0420
International dial-in number:	(913) 981-5554
Participant passcode:	8564426
Live webcast:	www.columbialabs.com, under "Events" in the Investor section

A recording of the conference call will be available two hours after completion until November 15, 2006 at 11:59 PM ET at (888) 203-1112 (U.S.) and (719) 457-0820 (International). The replay passcode is 8564426. The webcast will be archived for on-demand listening for one year on Columbia Laboratories’ website, www.columbialabs.com, under "Events" in the Investor section.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of reproductive healthcare and endocrinology products that use its novel bioadhesive drug delivery technology. Columbia markets PROCHIEVE® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and PROCHIEVE 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company recently completed enrollment in a large-scale pivotal Phase III study to evaluate the possible utility of PROCHIEVE 8% (progesterone gel) for the prevention of recurrent preterm birth. This randomized, double-blind, placebo-controlled trial involves 669 patients at more than 60 centers globally. The Company’s additional research and development programs include a vaginally-administered lidocaine product to prevent and treat dysmenorrhea. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, the timing and potential results of the Company’s PROCHIEVE® preterm clinical research program, potential filings with the FDA, strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the timely and successful completion of clinical studies, including the PROCHIEVE® 8% study for the prevention of recurrent preterm birth and the clinical studies for our vaginally-administered lidocaine product candidate; success in obtaining acceptance and approval of new indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for the prevention of preterm birth for PROCHIEVE® 8% from the FDA; the successful marketing of PROCHIEVE® 8% (progesterone gel), PROCHIEVE® 4% (progesterone gel), and STRIANT® (testosterone buccal tablet) in the U.S.; whether PROCHIEVE is dispensed to patients of physicians on Serono’s target list of fertility specialists at a rate of less than 10% the amount of CRINONE® dispensed to those patients as further described in the Company’s annual report on Form 10-K; the timing and size of orders for out-licensed products from our marketing partners; the timely and successful development of new products; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

PROCHIEVE®, CRINONE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

RepHresh® is a registered trademark of Lil’ Drug Store Products, Inc.

Financial Tables Follow

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
NET REVENUES	$15,014,877	$17,148,364	$4,946,387	$6,533,942
COST OF REVENUES	6,355,988	6,452,554	2,173,981	2,390,114
Gross profit	8,658,889	10,695,810	2,772,406	4,143,828

OPERATING EXPENSES:
Selling and distribution	4,859,602	6,700,682	1,620,112	1,700,286
General and administrative	5,064,597	5,163,342	1,715,801	1,640,620
Research and development	5,073,292	3,993,397	1,702,922	1,452,575
Total operating expenses	14,997,491	15,857,421	5,038,835	4,793,481
Loss from operations	-6,338,602	-5,161,611	-2,266,429	-649,653
OTHER INCOME (EXPENSE):
Interest income	612,691	127,995	256,792	41,596
Interest expense	-1,741,433	-2,031,630	-524,963	-665,664
Other income (loss), net	-313,970	-21,439	-22,797	-8,221
	-1,442,712	-1,925,074	-290,968	-632,289
Net loss	($7,781,314)	($7,086,685)	($2,557,397)	($1,281,942)
NET LOSS PER COMMON SHARE:	($0.17)	($0.17)	($0.05)	($0.03)
(Basic and diluted)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES UTSHANDING:	47,547,819	41,751,934	49,673,962	41,751,934
(Basic and diluted)

 COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
ASSETS	(Unaudited)
Current assets-
	$20,052,086	$7,136,854
Cash and cash equivalents	4,126,003	4,020,019
Inventories	1,663,338	1,821,433
Prepaid expenses and other current assets	1,109,284	625,908
Total current assets	26,950,711	13,604,214
Property and equipment, net	820,972	1,002,580
Other assets	120,190	124,756
TOTAL ASSETS	$27,891,873	$14,731,550

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities-
Current portion of financing agreements	$763,244	$12,840,161
Accounts payable	1,739,912	1,905,381
Accrued expenses	2,851,516	2,329,475
Total current liabilities	5,354,672	17,075,017
Deferred revenue	4,359,277	4,058,327
Long-term portion of financing agreements	10,720,039	8,747,743
TOTAL LIABILITIES	20,433,988	29,881,087

Stockholders’ equity (deficiency)-
Preferred stock, $0.01 par value; 1,000,000 shares authorized:
Series B Convertible Preferred Stock, 130 shares issued and outstanding in 2006 and 2005	1	1
Series C Convertible Preferred Stock, 3,200 and 3,250 shares issued and outstanding in 2006 and 2005, respectively	32	32
Series E Convertible Preferred Stock, 69,000 shares issued and outstanding in 2006 and 2005	690	690
Common stock, $0.01 par value; 100,000,000 authorized:
49,690,213 and 41,754,784 shares issued and outstanding in 2006 and 2005, respectively	496,902	417,548
Capital in excess of par value	205,628,262	175,340,023
Accumulated deficit	(198,866,288)	(191,084,974)
Accumulated other comprehensive income	198,286	177,143
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	7,457,885	(15,149,537)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$27,891,873	$14,731,550

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